Exhibit 10.7

Western Digital Corporation
Summary of Compensation Arrangements
for
Named Executive Officers and Directors

NAMED EXECUTIVE OFFICERS

Base Salaries.  The annual base salaries as of the year ended July 2, 2010 for the current executive officers of Western Digital Corporation (the “Company”) who will be named in the Summary Compensation Table in the Company’s Proxy Statement that will be filed with the Securities and Exchange Commission in connection with the Company’s 2010 Annual Meeting of Stockholders (the “Named Executive Officers”) are as follows:

		Current
Named Executive Officer	Title	Base Salary
John F. Coyne	President and Chief Executive Officer	$900,000
Timothy M. Leyden	Executive Vice President and Chief Financial Officer	$550,000
Martin W. Finkbeiner	Executive Vice President, Operations	$450,000
Raymond M. Bukaty	Senior Vice President, Administration, General Counsel and Secretary	$410,000

Semi-Annual Bonuses.  Under the Company’s Incentive Compensation Plan (the “ICP”), the Named Executive Officers are also eligible to receive semi-annual cash bonus awards that are determined based on the Company’s achievement of performance goals pre-established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors as well as other discretionary factors. The ICP, including the performance goals established by the Committee for the second half of fiscal 2010, are further described in the Company’s current report on form 8-K filed with the Securities and Exchange Commission on February 5, 2010, which is incorporated herein by reference.

Additional Compensation.  The Named Executive Officers are also eligible to receive equity-based incentives and discretionary bonuses as determined from time to time by the Committee, are entitled to participate in various Company plans, and are subject to other written agreements, in each case as set forth in exhibits to the Company’s filings with the Securities and Exchange Commission. In addition, the Named Executive Officers may be eligible to receive perquisites and other personal benefits as disclosed in the Company’s Proxy Statement that will be filed with the Securities and Exchange Commission in connection with the Company’s 2010 Annual Meeting of Stockholders.

DIRECTORS

Annual Retainer and Committee Retainer Fees.  The following table sets forth the current annual retainer and committee membership fees payable to each of the Company’s non-employee directors:

Current Annual
Type of Fee	Retainer Fees

Annual Retainer	$75,000
Lead Independent Director Retainer	$20,000
Non-Executive Chairman of Board Retainer	$100,000
Additional Committee Retainers
• Audit Committee	$10,000
• Compensation Committee	$5,000
• Governance Committee	$2,500
Additional Committee Chairman Retainers
• Audit Committee	$15,000
• Compensation Committee	$10,000
• Governance Committee	$7,500

The retainer fee to the Company’s lead independent director referred to above is paid only if the Chairman of the Board is an employee of the Company. The annual retainer fees are generally paid on January 1 of each year. However, effective commencing with the Company’s 2010 Annual Meeting of Stockholders, the annual retainer fees will be paid immediately following the Annual Meeting of Stockholders.

Non-employee directors do not receive a separate fee for each Board of Directors or committee meeting they attend. However, the Company reimburses all non-employee directors for reasonable out-of-pocket expenses incurred to attend each Board of Directors or committee meeting. Mr. Coyne, who is an employee of the Company, does not receive any compensation for his service on the Board or any Board committee.

Additional Director Compensation.  The Company’s non-employee directors are also entitled to participate in the following other Company plans as set forth in exhibits to the Company’s filings with the Securities and Exchange Commission: Non-Employee Director Option Grant Program and Non-Employee Director Restricted Stock Unit Grant Program, each as adopted under the Company’s Amended and Restated 2004 Performance Incentive Plan; Amended and Restated Non-Employee Directors Stock-for-Fees Plan; and Deferred Compensation Plan.